                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES AND EXCHANGE ACT


           Date of report (Date of earliest event reported): April 21, 1999


                            ARTHUR TREACHER'S, INC..
               (Exact Name of Registrant as Specified in Charter)


            UTAH                   0-22315                 34-1413104
(State or Other Jurisdiction     (Commission             (IRS Employer
       of Incorporation)         File Number)          Identification No.)

7400 BAYMEADOWS WAY, SUITE 300, JACKSONVILLE FLA.                 32256
      (Address of Principal Executive Offices)                 (Zip Code)


      Registrant's telephone number, including area code:   (904) 739-1200

Item 4.  Changes in Registrant's Certifying Accountant.

         On April 21, 1999, KPMG LLP (the "Former Accountant") notified Arthur Treacher's Inc.(the "Company") that the client-auditor relationship had ceased. The Former Accountant had served as the Company's independent public accountant prior to its resignation. The Former Accountant's report on the financial statements for the past two years did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to any uncertainty, audit scope or accounting principles. There were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

          The Company has engaged Lytkowski & Pease LLP to replace the Former Accountant as the Company's independent certifying public accountant. The Company anticipates that the engagement of the new accountant will be ratified by the Company's Board of Directors at the next meeting of the Board.

Item 7.  Financial Statements and Exhibits

         (c) Exhibits:

                  16.1 Letter on change in certifying public accountant.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


April 26, 1999                      ARTHUR TREACHER'S INC.

                                    By:/s/ William Saculla, President
                                           William Saculla, President